                                                                    EXHIBIT 5.01

[LATHAM & WATKINS LLP LOGO]

                                       12636 High Bluff Drive, Suite 300
                                       San Diego, California  92130-2071
                                       Tel: (858) 523-5400  Fax: (858) 523-5450
                                       www.lw.com

                                       FIRM / AFFILIATE OFFICES
                                       Boston        New Jersey
                                       Brussels      New York
                                       Chicago       Northern Virginia
                                       Frankfurt     Orange County
                                       Hamburg       Paris
                                       Hong Kong     San Diego
                                       London        San Francisco
                                       Los Angeles   Silicon Valley
                                       Milan         Singapore
                                       Moscow        Tokyo
                                                     Washington, D.C.

                                       File No. 031862-0007

October 10, 2003

CancerVax Corporation
2110 Rutherford Road
Carlsbad, CA 92008

      Re:    Form S-1 Registration Statement
             File No. 333-107993
             6,900,000 Shares of Common Stock, par value $0.00004 per share


Ladies and Gentlemen:

            In connection with the registration by CancerVax Corporation, a Delaware corporation (the "Company"), of 6,900,000 shares of common stock of the Company, par value $0.00004 per share (the "Shares"), under the Securities Act of 1933, as amended, on a Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 14, 2003 (File No. 333-107993), as amended by Amendment No. 1 filed on September 3, 2003, Amendment No. 2 filed on September 16, 2003 and Amendment No. 3 filed on October 10, 2003 (collectively, the "Registration Statement"), you have requested our opinion set forth below.

            In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.

            We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

            Subject to the foregoing, it is our opinion that as of the date hereof the Shares have been duly authorized by all necessary corporate action of the Company, and, upon issuance, delivery and payment therefore in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.


            We consent to your filing this opinion as an exhibit to the Registration Statement and the reference to our firm contained under the heading "Legal Matters."

                                                 Very truly yours,

                                                 /s/ Latham & Watkins LLP